UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

RAVE Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation)          (Commission File Number)          (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

The Annual Meeting of Shareholders of RAVE Restaurant Group, Inc. (the “Company”) was held on November 17, 2015.  Of the 10,313,635 shares of common stock of the Company entitled to vote at the meeting, 8,855,380 shares were represented at the Annual Meeting in person or by proxy.

Proposal One – Election of Directors

At the Annual Meeting, the following individuals were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes

Mark E. Schwarz	4,140,936	896,264	3,818,180
Clinton J. Coleman	3,637,318	1,399,882	3,818,180
William C. Hammett, Jr.	4,361,084	676,116	3,818,180
Steven M. Johnson	4,340,654	696,546	3,818,180
Robert B. Page	4,361,237	675,963	3,818,180
Ramon D. Phillips	4,387,881	649,319	3,818,180

Proposal Two - Advisory Vote on Resolution to Approve Executive Compensation

The Board of Directors submitted to the shareholders for a non-binding, advisory vote the following resolution (the “Say-On-Pay Resolution”):

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2015 Proxy Statement, including the compensation tables and narrative discussion.”

At the Annual Meeting, 4,530,706 shares were voted in favor of the Say-On-Pay Resolution; 483,267 shares were voted against the Say-On-Pay Resolution; 23,227 shares abstained from voting; and 3,818,180 shares were broker non-votes on the Say-On-Pay Resolution.

Proposal Three  - Ratification of Selection of Independent Accountants

Shareholders also ratified the selection of Montgomery, Coscia and Greilich LLP (“MCG”) as the independent auditors of the Company for fiscal 2016.  At the Annual Meeting, 8,150,389 shares were voted in favor of the selection of MCG; 677,294 shares were voted against the selection of MCG; and 27,697 shares abstained from voting on the selection of MCG.

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: November 20, 2015	By:	/s/ RANDAL E. GIER
Randall E. Gier
Chief Executive Officer